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                                  EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in this Registration Statement of Primus Telecommunications Group, Incorporated and subsidiaries ("the Company") on Form S-8 of our report dated February 10, 2000, except for note 17 as to which the date is March 13, 2000, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                       /s/ DELOITTE & TOUCHE LLP

McLean, Virginia
June 15, 2000